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                                                                     Exhibit 4.4


                              IVC INDUSTRIES, INC.
                             1995 STOCK OPTION PLAN

       1. PURPOSE. The purpose of the IVC Industries, Inc. 1995 Stock Option Plan (the "Plan") is to provide an incentive to certain employees of IVC Industries, Inc., a Delaware corporation (the "Company"), and its subsidiaries in order to encourage them to remain in the employ of the Company and contribute to the Company's success by granting them stock options ("Options").

       2. ADMINISTRATION. (a) The Plan shall be administered by either the Board of Directors or the Compensation and Benefits Committee of the Board of Directors (the "Board") of the Company, or such other committee as may be appointed by the Board (the "Committee"). The Committee shall consist of at least three directors of the Company appointed by the Board, who shall hold office at the pleasure of the Board. Each member of the Committee shall be (i) a "disinterested person," as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) an "outside director," as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Board or the Committee are hereinafter referred to as the "Committee."

       (b) It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its terms and provisions. Subject to the express provisions of the Plan, the Committee shall have the power and authority to interpret the Plan, the Options, and the Option Agreements (as defined herein), to adopt such rules and regulations for the administration, interpretation and application of the Plan as are consistent therewith, and to interpret, amend or revoke any such rules.

       (c) The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present (in person or by telephone) or by a memorandum or other written instrument signed by all members of the Committee.

       (d) Members of the Committee may receive such compensation for their services as may be determined by the Board. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Board, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all persons including the Optionees. No member of the Board or Committee, or officer of the Company or a subsidiary, shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect of any such action, determination or interpretation.

       3. STOCK SUBJECT TO THE PLAN. The stock to be made the subject of any Option granted hereunder shall be shares of the common stock of the Company, par value $.08

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per share (the "Stock"), whether authorized and unissued or treasury stock, and the total number of shares of Stock for which Options may be granted under the Plan shall not exceed, in the aggregate, 500,000 shares, subject to adjustment in accordance with the provisions of Section 12 hereof. To the extent consistent with Section 162(m) of the Code, and the regulations promulgated thereunder, any shares which were the subject of unexercised portions of any terminated or expired Options may again be subject to Options under the Plan.

       4. GRANT OF OPTIONS. (a) The Committee, in its sole discretion, may authorize the granting of Options to employees, officers or key employees of the Company and its subsidiaries and any other person who, in the opinion of the Committee, is rendering valuable services to the Company or its subsidiaries, including, without limitation, as an independent contractor, outside consultant or advisor to the Company (each, an "Optionee"). Each Option so granted shall be designated by the Committee as either a nonqualified stock option ("NQSO") or an incentive stock option ("ISO") within the meaning of Section 422 of the Code. Awards shall be in such amounts as the Committee shall determine, subject to the provisions of this Section and other applicable Sections hereof, and provided, that no Optionee shall be entitled to grants of Options, whether or not exercised, with respect to more than 500,000 shares of Stock over the term of the Plan. No member of the Committee or non-employee member of the Board shall be eligible to participate in the Plan. Members of the Board who are not members of the Committee and who are employees of the Company shall be eligible to participate in the Plan.

       (b) Each Option granted to any Optionee shall be evidenced by a written agreement in such form and containing such provisions not inconsistent with the Plan as the Committee shall from time to time approve (the "Option Agreement") and which need not be identical in respect of each Optionee.

       5. EXERCISE PRICE. The exercise price ("Exercise Price") of a Stock Option shall be the Fair Market Value (as defined below) per share of Stock covered by the Option at the time that the Option is granted, except that in the case of an ISO granted to an Optionee who is more than a 10% shareholder of the Company within the meaning of Section 422(b)(6) of the Code ("10% Shareholder"), the Exercise Price may not be less than 110% of the Fair Market Value of the Stock on the date the ISO is granted. For purposes of this Section 5, "Fair Market Value" per share of Stock as of a particular date shall mean, unless otherwise determined by the Committee, the closing price per share of Stock as reported on the National Association of Securities Dealers Automated Quotation Small-Cap System, for the last preceding date on which a sale was reported.

       6. OPTION PERIOD. Each Option shall expire on such date as shall be determined by the Committee, but not later than ten years from the date such Option was granted (or five years in the case of a 10% Shareholder).

       7. EXERCISE OF OPTIONS. (a) Options granted pursuant to the Plan will be exercisable in accordance with the terms of the Optionee's Option Agreement, as determined in the sole discretion of the Committee, provided that in no event will Options granted hereunder be exercisable within six months of the date of grant.

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       (b) Options, to the extent vested, may be exercised in whole or in part at any time prior to their expiration or termination, by written notice of such exercise to the Secretary of the Company, which notice shall specify the number of Shares as to which such Option is being exercised. Not less than 13 shares of Stock may be purchased at one time unless the number purchased is the total number at the time available for exercise under the terms of the Option. Notwithstanding the foregoing, no Option may be exercised prior to the date the Plan is approved by the stockholders of the Company.

       8. PAYMENT FOR STOCK. (a) The aggregate purchase price of Stock issued upon the exercise of any Options granted hereunder shall be paid in full on the date of exercise. Payment shall be made either in cash or in such other consideration as the Committee deems appropriate, including, but not limited to, Stock already owned by the Optionee or Stock to be acquired by the Optionee upon exercise of Options having a total Fair Market Value, as determined by the Committee, equal to the aggregate purchase price, or a combination of cash and Stock having a total Fair Market Value, as so determined, equal to the aggregate purchase price.

       (b) Upon the disposition by an Optionee or other person of shares of Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon the exercise of an NQSO, the Company shall have the right to require such Optionee or other person to pay by cash, or certified or cashier's check payable to the Company, the amount of any taxes which the Company may be required to withhold with respect to such transactions, provided that, in the case of the exercise of an NQSO, the Committee may permit an Optionee to elect, pursuant to such rules as the Committee may establish, to have the Company reduce the number of such shares that otherwise would be issued upon such exercise by the appropriate number of shares to accomplish such withholding; and provided, further that, the Committee may impose such restrictions and conditions on the payment of any withholding obligation as may be required to satisfy applicable regulatory requirements.

       9. LIMITATIONS ON GRANT OF ISOS. (a) The aggregate Fair Market Value (determined as of the date of grant) of the Stock for which ISOs may first become exercisable by any Optionee during any calendar year under this Plan, together with that of common stock subject to incentive stock options first exercisable by such Optionee under any other plan of the Company or any subsidiary, shall not exceed $100,000; to the extent such limitation is exceeded as a result of acceleration, Options shall be treated as NQSOs.

       (b) There shall be imposed in the Option Agreement relating to ISOs such terms and conditions as are required in order that the Option be an "incentive stock option" as that term is defined in Section 422 of the Code.

       (c) No ISO may be granted to any person who is not an employee of the Company.

       10. TERMINATION OF EMPLOYMENT. Except as otherwise determined by the Committee at the time of grant:

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       (a) In the event (i) of a termination by the Company or a subsidiary of an Optionee's employment other than for Cause (as defined below), (ii) an Optionee voluntarily leaves the employ of the Company or a subsidiary or (iii) an Optionee shall die or become disabled (within the meaning of Section 22(e)(3) of the Code) while the Optionee is employed by the Company or a subsidiary, such Optionee, his estate or his legal guardian, as the case may be, will be entitled to exercise such Optionee's Options, to the extent exercisable or vested, for a period of 90 days following such event. For purposes of this Plan, "for Cause" shall mean, with respect to the termination by the Company or a subsidiary of an Optionee's employment, (i) the continued failure by such Optionee to substantially perform his or her duties with the Company or a subsidiary (other than any such failure resulting from his or her incapacity due to physical or material illness) or (ii) the engaging by such Optionee in conduct which is materially injurious to the Company or a subsidiary, monetarily or otherwise, in either case as determined by the Company.

       (b) In the event that an Optionee's employment with the Company or a subsidiary is terminated by the Company for Cause, such Optionee's right to exercise his Options shall thereupon terminate and all of such Optionee's Options, whether or not vested, shall be rendered null and void and shall become unexercisable.

       (c) In the event that the Optionee is not an employee of the Company or a subsidiary and such Optionee's relationship with the Company ceases, the Committee, in its sole discretion, shall determine whether (i) such Optionee will have the right to exercise his Options, to the extent then vested, or (ii) such Options shall terminate and be rendered null and void.

       (d) Upon the occurrence of any of the events set forth in subparagraph
(a) or (b) above, an Optionee's non-vested Options shall terminate and be rendered null and void.

       11. NONTRANSFERABILITY. (a) No Option shall be transferable other than by will or the laws of descent and distribution; PROVIDED, however, that the Committee, in its sole discretion, may provide in the Option Agreement that the Optionee may transfer, without consideration, all or a portion of his NQSOs to members of his immediate family (i.e., children, grandchildren or spouse), to trusts for the benefit of immediate family members and to partnerships in which such family members are the only parties and (b) during the lifetime of an Optionee the Option shall be exercisable only by such Optionee or, in the case of disability, by such Optionee's personal representative. No permitted transfer so effected shall be effective to bind the Company unless the Company has been furnished with written notice thereof and such evidence as the Committee may deem reasonably necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Plan.

       12. STOCK ADJUSTMENTS. (a) If the outstanding shares of Stock are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Company through a reorganization or merger in which the Company is the surviving entity, or through a combination, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, an appropriate adjustment shall be made in the number and kind of shares that may be issued pursuant to Options. Any such adjustment, however, shall be made

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without change in the total payment, if any, applicable to the portion of the
Options not exercised but with a corresponding adjustment in the price for each share.

       (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, each Option theretofore granted to any Optionee which shall not have theretofore expired or otherwise been cancelled or become unexercisable shall become immediately exercisable in full. Notwithstanding the foregoing and provided that the rights of any Optionee shall not be adversely affected, the Committee may provide in writing in connection with, or in contemplation of, any such transaction for (i) the assumption by the successor corporation of the Options theretofore granted or the substitution by such corporation for such Options of awards covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; or (ii) for the payment in cash in lieu of and in complete satisfaction of such Options, in an amount equal to the aggregate Fair Market Value of the shares subject to such Options less the Exercise Price of the shares subject to such Options.

       (c) In adjusting Options to reflect the changes described in this Section 12, or in determining that no such adjustment is necessary, the Committee may rely upon the advice of independent counsel and accountants of the Company, and the determination of the Committee shall be conclusive. No fractional shares of stock shall be issued under this Plan on account of any such adjustment.

       13. NO RIGHTS AS A STOCKHOLDER. An Optionee or a permitted transferee of a Option shall have no rights as a stockholder with respect to any Stock covered by his, her or its Option until such Optionee or a permitted transferee shall have become the holder of record of such Stock.

       14. AMENDMENT AND TERMINATION. (a) The Board may at any time terminate or suspend the Plan (or any part hereof) and the Board and the Committee may amend or modify the Plan (or any part hereof); provided, however, if an amendment would (i) materially increase the benefits accruing to Optionees within the meaning of Rule 16b-3(a) under the Exchange Act, (ii) increase the aggregate number of shares which may be issued under the Plan or to any individual or
(iii) modify the requirements of eligibility for participation in the Plan, the amendment shall be approved by a majority of the Company's stockholders.

       (b) Notwithstanding the foregoing, no amendment, suspension or termination of the Plan shall, without the consent of the holder of the Option, alter or impair any rights or obligations under any Option theretofore granted or awarded.

       15. INVESTMENT PURPOSE. At the time of exercise of any Option, the Company may, if it shall deem it necessary or desirable for any reason, require the Optionee to represent in writing to the Company that it is such Optionee's then intention to acquire the Stock for investment and not with a view to the distribution thereof.

       16. RIGHT TO TERMINATE EMPLOYMENT. Nothing contained herein or in any Option Agreement shall restrict the right of the Company to terminate the employment of any Optionee at any time, with or without Cause.

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       17. FINALITY OF DETERMINATIONS. Each determination, interpretation, or other action made or taken pursuant to the provisions of the Plan by the Committee shall, unless otherwise determined by the Board, be final and shall be binding and conclusive for all purposes.

       18. GOVERNING LAW. The Plan shall be governed by the laws of the State of Delaware without regard to the conflicts of law principles thereof.

       19. EFFECTIVE DATE. The Plan shall be effective upon approval of the stockholders of the Company by the vote of the holders of a majority of the Stock of the Company voting at a meeting of such holders in person or by proxy; except that this Plan was adopted and approved by the Board effective July 27, 1995 to permit the grant of Options prior to the approval of the Plan by the Company's stockholders. In the event that the Plan is not approved by the stockholders of the Company in the manner set forth above prior to the first anniversary of its approval by the Board, the Plan and the Options granted hereunder shall be void and of no force or effect.

       20. TERM OF THE PLAN. Unless previously terminated by the Board or the Committee, the Plan shall terminate on March 15, 2005, and no Options shall be granted thereafter (except that in the case of ISOs, no Options may be granted after July 27, 2005). Such termination shall not affect any Option previously granted.

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